Exhibit 21.1
Subsidiaries of the Registrant(1)
as of March 1, 2013

Assured Guaranty Re Ltd. (Bermuda domiciled subsidiary of Assured Guaranty Ltd.)
Assured Guaranty Overseas US Holdings Inc. (Delaware domiciled subsidiary of Assured Guaranty Re Ltd.)
Assured Guaranty Re Overseas Ltd. (Bermuda domiciled subsidiary of Assured Guaranty Overseas US Holdings Inc.)
Assured Guaranty Mortgage Insurance Company (New York domiciled subsidiary of Assured Guaranty Re Overseas Ltd.)
AG Intermediary Inc. (New York domiciled subsidiary of Assured Guaranty Re Overseas Ltd.)
Assured Guaranty Finance Overseas Ltd. (England domiciled subsidiary of Assured Guaranty Ltd.)
Cedar Personnel Ltd. (Bermuda domiciled subsidiary of Assured Guaranty Ltd.)
AG Corporate Holdings LLC (Delaware domiciled subsidiary of Assured Guaranty Ltd.)
Assured Guaranty US Holdings Inc. (Delaware domiciled subsidiary of AG Corporate Holdings LLC)
Assured Guaranty Municipal Holdings Inc. (New York domiciled subsidiary of Assured Guaranty US Holdings Inc.)
Assured Guaranty Municipal Corp. (New York domiciled subsidiary of Assured Guaranty Municipal Holdings Inc.)
Assured Guaranty Municipal Insurance Company (New York domiciled subsidiary of Assured Guaranty Municipal Corp.)
Assured Guaranty (Bermuda) Ltd. (Bermuda domiciled 82% owned subsidiary of Assured Guaranty Municipal Insurance Company and 18% owned subsidiary of Assured Guaranty Municipal Corp.)
Assured Guaranty Credit Protection (Cayman) Ltd. (Cayman Islands domiciled company)[2]
Assured Guaranty (Europe) Ltd. (England domiciled subsidiary of Assured Guaranty Municipal Insurance Company)
FSA Portfolio Management Inc. (New York domiciled subsidiary of Assured Guaranty Municipal Holdings Inc.)
Transaction Services Corporation (New York domiciled subsidiary of Assured Guaranty Municipal Holdings Inc.)
Municipal Assurance Corp. (New York domiciled subsidiary of Assured Guaranty US Holdings Inc.)[3]
Assured Guaranty (UK) Services Limited (England domiciled subsidiary of Assured Guaranty US Holdings Inc.)
Assured Guaranty Corp. (Maryland domiciled subsidiary of Assured Guaranty US Holdings Inc.)
Prescott, LLC (Delaware domiciled subsidiary of Assured Guaranty Corp.)
Assured Guaranty (UK) Ltd. (England domiciled subsidiary of Assured Guaranty Corp.)
AG PFC Holding LLC (Delaware domiciled subsidiary of Assured Guaranty Corp.)
AGFP Holdings LLC (Delaware domiciled subsidiary of AG PFC Holding LLC)
Portfolio Funding Company LLC I (Delaware domiciled 50% owned subsidiary of AGFP Holdings LLC)[4]
AG Financial Products Inc. (Delaware domiciled subsidiary of Assured Guaranty US Holdings Inc.)
AG Analytics Inc. (Delaware domiciled subsidiary of Assured Guaranty US Holdings Inc.)
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(1)	All subsidiaries are wholly owned except for Portfolio Funding LLC I and Assured Guaranty Credit Protection (Cayman) Ltd.

(2)
Assured Guaranty Credit Protection (Cayman) Ltd. is wholly owned by Maples FS Limited, an entity that is not owned or controlled by Assured Guaranty Ltd. The sole director of Assured Guaranty Credit Protection (Cayman) Ltd. is an officer of Assured Guaranty (Bermuda) Ltd.

(3)
Municipal Assurance Corp. (formerly Municipal and Infrastructure Assurance Corporation) was acquired by Assured Guaranty US Holdings Inc. on May 31, 2012. The company changed its name in New York, its state of domicile, effective January 9, 2013 and intends to submit requests for approval of the name change in the other states in which it is licensed.

(4)	The remaining 50% is owned by a subsidiary of Goldman, Sachs & Co.